Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $1.85 for the Quarter Ended December 31, 2015

OMAHA, Neb.--(BUSINESS WIRE)--January 18, 2016--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $1.85 on net income available to common shareholders of $1.3 million for the fiscal quarter ended December 31, 2015.

“We are pleased with our start to fiscal 2016. Our business strategy is centered on customer service and reliability and enables us to compete well in a challenging environment,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “As a leader in the Convenience Distribution industry, AMCON is actively seeking acquisitions that can benefit from our extensive platform of services.”

“One of our goals is to continue to develop our foodservice capabilities. Sales are growing industry wide in this category and we are among the leaders in program development,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution Segment.

“Industry growth in the retail health food sector has led to greater competition from new market entrants and has pressured sales. We have carefully rationalized our expense structure while maintaining our customary high level of customer service,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We were pleased to close the December 31, 2015 quarter with shareholders’ equity of $61.4 million and consolidated debt of $14.8 million,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. Plummer added, “Providing cutting edge technology products to our internal and external customers in a rapidly changing environment requires considerable ongoing investment. We are also driving more miles to serve our customers and investing significant resources in our refrigerated delivery equipment.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2015 and September 30, 2015

	December	September
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash	$344,467	$219,536
Accounts receivable, less allowance for doubtful accounts of $0.9 million at both December 2015 and September 2015	31,410,516	31,866,787
Inventories, net	43,704,180	60,793,478
Deferred income taxes	1,200,581	1,553,726
Income taxes receivable	—	113,238
Prepaid and other current assets	6,809,787	2,125,908
Total current assets	83,469,531	96,672,673

Property and equipment, net	12,635,474	12,753,145
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,999,728	4,090,978
Other assets	279,792	317,184
	$106,734,352	$120,183,807
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,775,388	$17,044,726
Accrued expenses	6,218,204	7,224,963
Accrued wages, salaries and bonuses	1,520,198	3,282,354
Income taxes payable	341,623	—
Current maturities of long-term debt	354,047	351,383
Total current liabilities	24,209,460	27,903,426

Credit facility	11,149,637	20,902,207
Deferred income taxes	3,762,477	3,696,098
Long-term debt, less current maturities	3,294,657	3,384,319
Other long-term liabilities	32,849	34,860

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both December 2015 and September 2015	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both December 2015 and September 2015, and a total liquidation preference of $0.4 million at both December 2015 and September 2015	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 609,339 shares outstanding at December 2015 and 621,104 shares outstanding at September 2015	7,197	7,061
Additional paid-in capital	16,677,791	15,509,199
Retained earnings	54,535,923	53,527,606
Treasury stock at cost	(9,835,639)	(7,680,969)
Total shareholders’ equity	61,385,272	61,362,897
	$106,734,352	$120,183,807

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2015 and 2014

	December 2015	December 2014
Sales (including excise taxes of $97.3 million and $96.9 million at December 2015 and December 2014, respectively)	$322,008,249	$315,433,476
Cost of sales	303,046,345	295,906,944
Gross profit	18,961,904	19,526,532

Selling, general and administrative expenses	15,845,134	16,181,122
Depreciation and amortization	566,949	576,305
	16,412,083	16,757,427
Operating income	2,549,821	2,769,105
Other expense (income):
Interest expense	212,454	237,142
Other (income), net	(27,255)	(7,067)
	185,199	230,075
Income from operations before income tax expense	2,364,622	2,539,030
Income tax expense	1,009,000	993,000
Net income	1,355,622	1,546,030
Preferred stock dividend requirements	(49,177)	(49,177)
Net income available to common shareholders	$1,306,445	$1,496,853

Basic earnings per share available to common shareholders	$2.09	$2.44
Diluted earnings per share available to common shareholders	1.85	2.11

Basic weighted average shares outstanding	625,356	612,560
Diluted weighted average shares outstanding	733,484	734,256

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2015 and 2014

	December 2015	December 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,355,622	$1,546,030
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	475,699	485,055
Amortization	91,250	91,250
(Gain) loss on sale of property and equipment	(11,441)	12,036
Equity-based compensation	349,522	289,551
Deferred income taxes	419,524	379,261
Provision for losses on doubtful accounts	8,000	186,750
Provision for losses on inventory obsolescence	44,903	10,420
Other	(2,011)	(2,012)

Changes in assets and liabilities:
Accounts receivable	448,271	(308,132)
Inventories	17,044,395	(3,870,295)
Prepaid and other current assets	(4,683,879)	(1,544,107)
Other assets	37,392	131,443
Accounts payable	(1,268,360)	(174,140)
Accrued expenses and accrued wages, salaries and bonuses	(2,046,917)	(1,033,434)
Income taxes payable	454,861	(1,112,164)
Net cash flows from operating activities	12,716,831	(4,912,488)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(361,565)	(340,796)
Proceeds from sales of property and equipment	14,000	2,800
Net cash flows from investing activities	(347,565)	(337,996)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(9,752,570)	5,730,771
Principal payments on long-term debt	(86,998)	(84,411)
Dividends paid on convertible preferred stock	(49,177)	(49,177)
Dividends on common stock	(119,514)	(116,417)
Repurchase of common stock	(2,154,670)	—
Withholdings on the exercise of equity-based awards	(81,406)	(156,497)
Net cash flows from financing activities	(12,244,335)	5,324,269
Net change in cash	124,931	73,785
Cash, beginning of period	219,536	99,922
Cash, end of period	$344,467	$173,707

	December 2015	December 2014
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$225,512	$223,385
Cash paid during the period for income taxes	134,615	1,725,903

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$22,351	$60,737
Dividends payable	178,614	—
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,174,981	1,240,842

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727